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                                                                   EXHIBIT 12(a)



               UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (UNAUDITED)


                                                                              Three Months Ended June 30,
                                                                              ---------------------------
Millions of Dollars Except Ratios                                                  2000         1999
---------------------------------                                                  ----         ----

Earnings:
     Net Income ...........................................................       $ 244        $ 194
     Undistributed equity earnings ........................................         (13)         (10)
                                                                                  -----        -----
     Total ................................................................         231          184
                                                                                  -----        -----
Income taxes ..............................................................         142           87
                                                                                  -----        -----
Fixed charges:
     Interest expense including amortization of debt discount .............         180          184
     Portion of rentals representing an interest factor ...................          42           46
                                                                                  -----        -----
     Total fixed charges ..................................................         222          230
                                                                                  -----        -----
Earnings available for fixed charges ......................................       $ 595        $ 501
                                                                                  -----        -----

Ratio of earnings to fixed charges (Note 8) ...............................         2.7          2.2
                                                                                  -----        -----